SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 1, 2003

ALCOA INC.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-3610	25-0317820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

201 Isabella Street, Pittsburgh, Pennsylvania	15212-5858
(Address of Principal Executive Offices)	(Zip Code)

Office of Investor Relations	212-836-2674
Office of the Secretary	412-553-4707

(Registrant’s telephone number, including area code)

Item 5. Other Events and Required FD Disclosure.

Alcoa Inc. (“Alcoa”) announced today that it had concluded its previously announced transaction with Camargo Correa Group (“Camargo Group”) to acquire its 40.9% shareholding in Alcoa’s South American operations. As part of the transaction, Alcoa has issued approximately 17.8 million shares to the Camargo Group in exchange for their holdings. A copy of the press release is filed herewith as Exhibit 99 and is hereby incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99	Press release, dated August 1, 2003, issued by Alcoa Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALCOA INC.

By:	/s/ Lawrence R. Purtell
Lawrence R. Purtell Executive Vice President and General Counsel

Dated:  August 1, 2003

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INDEX TO EXHIBITS

Exhibit No.	Description

99	Press release, dated August 1, 2003, issued by Alcoa Inc.

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